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                                                         EXHIBIT 10.27

                                   AGREEMENT
                                      FOR
                        INFORMATION TECHNOLOGY SERVICES

        THIS AGREEMENT, dated as of October 12, 1994, between FIRST VIRTUAL HOLDINGS INCORPORATED, a Wyoming corporation (hereinafter referred to as "FVH"), and ELECTRONIC DATA SYSTEMS CORPORATION, a Texas corporation (hereinafter referred to as "EDS");

                                    RECITALS

        WHEREAS, EDS is in the business of providing information technology services to entities who service and process financial transactions, including credit card transactions; and

        WHEREAS, FVH has developed a program (the "Program") and an associated system for conducting financial commerce (that is, the buying and selling of information, goods and/or services) over the Internet (as defined below); and

        WHEREAS, FVH desires to obtain, and EDS desires to furnish, information technology services which could include card production, exception and transaction processing associated with the FVII Program on the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, and warranties herein contained, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

1.1     CERTAIN DEFINITIONS. As used in this Agreement:

        (a) "Account Executives" shall mean the EDS Account Executive and the FVH Account Executive.

        (b) "Bank" shall mean the merchant settlement bank retained as such by FVH, subject to change by FVH from time to time.

        (c) "Base Services" shall mean the information technology services and applications to be provided by EDS which are generally described in Schedule A of this Agreement.

        (d) "Business Day" shall mean any day that the Bank is open for business.

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(e)     "Data Center" shall mean the EDS data processing center selected by EDS at which the Program transactions will be processed. The initial Data Center is located Westlake, Ohio.

(f) "Documentation" shall mean documents, manuals (including user manuals), and reference materials which collectively contain a description and/or definition of basic or necessary operating conditions, characteristics, capabilities, and specifications of the Base Services.

(g) "EDS" shall mean Electronic Data Systems Corporation, a Texas corporation.

(h) "EDS Account Executive" shall mean an EDS account executive assigned to act as FVH's primary point of contact regarding this Agreement.

(i) "EDS Equipment" shall mean the hardware to be purchased and installed by EDS at the Data Center for the processing of the Program transactions.

(j) "EDS Systems" shall mean any System provided by EDS to provide the Base Services and Other Services under this Agreement.

(k) "Effective Date" shall mean the date this Agreement is executed and delivered by EDS.

(l) "Expiration Date" shall mean the third anniversary of the Implementation Date.

(m) "FVH" shall mean FIRST VIRTUAL HOLDINGS INCORPORATED, a Wyoming corporation.

(n) "FVH Account Executive" shall mean a representative of FVH assigned to work with the EDS Account Executive.

(o) "FVH Equipment" shall mean the hardware, to include operating systems, FVH Systems and associated monitoring equipment, owned by FVH and to be delivered to the Data Center by FVH and installed by EDS.

(p) "FVH Obligations" shall mean those obligations set out in Schedule B to be performed by FVH relating to the conduct of the Program.

(q) "FVH Systems" shall mean Systems developed and owned by FVH to interface with EDS Systems hereunder to support financial transaction processing for the FVH Program.

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(r)     "Implementation Date" shall mean the date on which FVH completes its acceptance testing pursuant to Section 4.1(i) hereof and certifies its acceptance of the EDS Systems and the FVH Systems in writing as being capable of providing Base Services hereunder. In the event the systems cannot be corrected to pass acceptance testing within 30 days after EDS is provided written notice of deficiencies, this Agreement may be terminated by FVH at no further expenses to FVH.

(s) "Internet" shall mean a global network of computer networks which permit the exchange of electronic files using established protocols.

(t)     "MasterCard" shall mean MasterCard International, Inc.

(u) "Other Services" shall mean all services other than Base Services, and shall include without limitation (i) systems engineering services, (ii) special computer runs or reports, and special accounting information applications, (iii) data processing-related forms, supplies, and equipment other than those provided by EDS to FVH as generic, and (iv) custom or special enhancements to the EDS System made especially for FVH or in support of the FVH Program which are outside the scope of this Agreement.

(v) "Program" shall mean concepts, systems and procedures established by FVH for the conduct of financial commerce on the Internet.

(w)     "Services" shall mean Base Services and Other Services.

(x) "System" or "Systems" means and includes (i) computer programs, including without limitation software, firmware, application programs, operating systems, files and utilities, (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and programming instructions, and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks and diskettes.

(y)     "VISA" shall mean Visa U.S.A., Inc.

(z) "Customer and Business Information" shall include all information relating to the business of FVH and information relating to its customers including, without limitation, customer lists, addresses, demographics, profitability and account information, and all such other information developed through the use of programs and provision of services by FVII.

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                         ARTICLE II. AGREEMENT AND TERM

2.1 Agreement. Subject to the terms and upon the conditions specified in this Agreement, during the term of this Agreement EDS will supply to FVH, and FVH will purchase from EDS, all the requirements of FVH for all information technology services and applications described herein. It is the intention of the parties hereto that EDS will supply to FVH all of the transaction processing requirements of FVH for the conduct of the FVH Program. Notwithstanding the foregoing, during the term hereof it is agreed that FVH shall have the right to negotiate and contract for the securing of information technology services and applications support for periods after the term hereof which are comparable or competitive with those being provided hereunder.

2.2 Term. The term of this Agreement shall be for the period commencing on the Effective Date and ending on the Expiration Date or on such earlier date upon which this Agreement is terminated in accordance with the provisions of Sections 7.2, 7.3, or 7.4 of this Agreement. The term of this Agreement will automatically extend for a period of one (1) year after the Expiration Date and each subsequent anniversary of the Implementation Date, unless either party gives the other party notice at least six (6) months prior to the date this Agreement would otherwise terminate that it does not wish to extend the term of this Agreement beyond the subsequent anniversary of the Implementation Date.


                ARTICLE III. EDS OBLIGATIONS AND REPRESENTATIONS

3.1 Base Services. During the term of this Agreement, EDS will provide to FVH Base Services for all of FVH's financial transactions processed through the Program. In connection with the provision of Base Services hereunder, EDS will:

        (a) Provide, install, maintain and operate the appropriate equipment, including the EDS Equipment, and EDS Systems so as to provide Services hereunder and to furnish to FVH the daily and other periodic reports listed in SCHEDULE A attached hereto;

        (b) Through access to FVH's account at the Bank, settle on behalf of FVH all credit card account transactions with the VISA and MasterCard networks. On each day for which such settlement results in a net surplus of funds, EDS shall, subject to the requirements of the Bank, remit such surplus funds in immediately available funds via the Federal Reserve System wire facilities to FVH's account with the Bank, conditioned on timely receipt of funds from the appropriate network. On each day for which such settlement results in a net deficit of funds, EDS shall withdraw from FVH's account at the Bank immediately available funds in an amount equal to such deficit which EDS shall remit via the Federal Reserve System wire facilities to the

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                appropriate network or networks not later than the close of business on each Business Day;

        (c) Maintain a merchant account processing relationship with the Bank, it being recognized that the parties may mutually agree to change the designated bank from time to time;

        (d)     Operate the FVH Equipment and the FVH Systems at the Data
                Center,

        (e) Store and safeguard magnetic tapes and disc packs containing FVH's data in accordance with the data integrity safeguards specified in Section 6.2;

        (f) Provide FVH with a complete set of Documentation used by EDS in performing the Base Services, together with updates as they are developed by EDS. EDS will provide FVH with additional copies of all user manuals upon request, at a mutually agreeable price therefor;

        (g) Provide customer support for participants in the FVH Program as described in Schedule A;

        (h) With the cooperation of FVH, develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan in accordance with Section 6.7; and

        (i) Have sole responsibility for the safekeeping of plastic cards on behalf of FVH from the time each such card enters into EDS' possession until such card is delivered to the United States Postal Service or other common carrier for delivery to a cardholder.

3.2 Other Services. FVH may from time to time request Other Services. All Other Services provided to FVH will be billed at a mutually agreeable price. To obtain Other Services, FVH shall present to EDS a written proposal or inquiry. EDS shall submit a written bid in response to such proposal or inquiry within ten (10) business days after receipt thereof. If EDS indicates it is willing and able to undertake to provide such Other Services, EDS and FVH shall specify in detail such Other Services in one or more written addenda to this Agreement.

3.3 Training. EDS shall make EDS personnel available for training by FVH in the proper use of the FVH System. Both parties shall provide competent personnel for such training and shall cooperate in scheduling such training in conjunction with the implementation of the Program.

3.4 Forms. EDS shall provide all forms requested by FVH in connection with the Program as an Additional Service. Unless otherwise mutually agreed, FVH shall provide all special, unique, or customized forms.

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        3.5     System Implementation. EDS will, promptly after execution of this Agreement but no later than October 14, 1994 implement the Base Services, and provide updates and changes as they occur. FVH shall pay the charges for such initial implementation in accordance with Section 5.5 of this Agreement.

        3.6 Operating Instruction, System Changes. FVH agrees to comply with all operating instructions pertaining to the Services as issued by EDS from time to time. In order to continuously improve the efficiency and quality of the Services, EDS reserves the right to make such software, hardware, and operational changes as it shall reasonably deem necessary and FVH shall be notified in advance of any changes affecting the Services to FVH. FVH acknowledges that EDS shall provide the Services using such software, whether owned by EDS or others, as EDS in its sole discretion determines appropriate for FVH's business requirements. Implementation of any special requirements of FVH not set forth in this Agreement shall be as mutually agreed upon by EDS and FVH during the period between the Effective Date and the Implementation Date.

        3.7 Authorizations. EDS will provide authorization services to VISA and MasterCard for FVH's accounts. Such authorization expense is included in the pricing in Schedule C.

        3.8 EDS Account Executive. EDS shall assign to FVH an EDS Account Executive who shall be responsible for directing all EDS activities affecting the provision of Services hereunder and for working with FVH to establish priorities.

        3.9 FVH's Rights to Use EDS Systems. EDS Systems (excluding the specific code written for FVH by EDS hereunder and the algorithms supplied to EDS by FVH) shall be and remain the property of EDS, and FVH shall have no rights or interest therein, except as set forth in this Agreement. Further, FVH shall keep the EDS Systems confidential and shall not permit them to be copied or reproduced, in whole or in part, by any other person, firm, or corporation, at any time.

        3.10 EDS' Rights to Use FVH Systems. FVH Systems shall be and remain the property of FVH, and EDS shall have no rights or interest therein, except as set forth in this Agreement. Further, EDS shall keep the FVH Systems confidential and shall not permit them to be copied or reproduced, in whole or in part, by any other person, firm, or corporation, at any time.

        3.11 Warranties. EDS warrants that it shall provide the Services in a professional, workmanlike and diligent manner. EDS further represents that it shall operate the FVH System in accordance with the documentation described in Section 4.1(g), and that the EDS Systems and FVH System will operate together in material compliance with VISA and MasterCard rules and ACH clearinghouse procedures. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, EDS MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, TO FVH OR TO ANY OTHER PERSON OR ENTITY REGARDING THE

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        MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR
        OTHERWISE OF THE EDS SYSTEMS OR ANY OF THEM, OR OF ANY INFORMATION TECHNOLOGY SERVICES OR MATERIALS PROVIDED HEREUNDER.

3.12 System Administration. EDS will insure that the EDS Systems is capable of being administered in a manner compatible with the FVH System. EDS will cooperate with FVH to accommodate any reasonable changes or modifications to the FVH System which may occur from time to time due to the necessities of business; EDS will perform, as Other Services, any necessary maintenance and/or refreshment of the EDS Systems. EDS will maintain the EDS Systems in compliance with applicable laws, regulations and network rules, but shall rely on FVH to advise EDS of any necessary changes that EDS would not otherwise be aware of.

3.13 Record Retention. EDS shall store all original data evidencing sales data for at least six (6) months from the date of the transaction, and shall retain computer data or a microfilm or microfiche copy of all such data for at least three (3) years from the date of the transaction. EDS shall be entitled to charge FVH for the creation or storage of such copies. If FVH receives any request for retrieval of data, FVH shall promptly transmit such request to EDS, and EDS shall promptly provide to FVH (or to the card issuing financial institution if FVH so directs) a copy of the requested data, all in compliance with the applicable network rules and for EDS' standard charges therefor.

                ARTICLE IV. FVH OBLIGATIONS AND REPRESENTATIONS

4.1 FVH Obligations. In connection with the services provided by EDS hereunder, FVH will perform the obligations set forth in Schedule B hereto. In addition, FVH will perform the following:

        (a) FVH is solely responsible for providing, and shall bear the cost of maintaining and insuring, the FVH Equipment and all telecommunications lines and equipment, including terminals and control units and data lines, as EDS may require to perform Services hereunder. All equipment provided by FVH shall be reasonably acceptable to EDS with regard to compatibility with the EDS Systems.

        (b) FVH will distribute, inspect, and review all reports created from information transmitted or delivered by EDS and reject all incorrect reports within thirty (30) days after receipt thereof during the first six months after the Implementation Date, and within seven (7) days after receipt thereafter.

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        (c)     FVH will insure that the FVH System is capable of being
                administered in a manner compatible with the EDS Systems. FVH will cooperate with EDS to accommodate any reasonable changes or modifications to the EDS Systems which may occur from time to time due to the necessities of business; FVH will be responsible for any necessary maintenance and/or refreshment of the FVH System;

        (d) FVH will comply with (A) all state and federal laws and regulations which affect the Program, (B) applicable by-laws and regulations of VISA, Visa International and MasterCard, and (C) EDS' operating policies and procedures set forth in the Documentation.

        (e) FVH is responsible for the quality and accuracy of all data input to EDS and will use its best efforts to ensure that such data are organized in the proper input sequence and format. Any data submitted by FVH for processing which are incorrect, illegible, or otherwise not in proper form may be, at EDS' option, returned to FVH for correction before processing. In the event FVH fails to furnish its data to EDS in the form and in accordance with the schedule agreed upon, EDS will use all reasonable efforts to reschedule and process the work as promptly as possible, it being understood that all expenses to EDS occasioned by such failure will be borne by FVH.

        (f) FVH will maintain an account with the Bank and will make sufficient funds available at all appropriate times to permit EDS to fund settlement in accordance with Section 5.6(a).

        (g) FVH will organize a training program to be conducted at EDS' facilities for the purposes of training EDS' personnel in the proper use of FVH's procedures and the FVH System. FVH will also furnish any user manuals and/or documentation (which will be developed jointly by EDS and FVH) necessary for EDS to operate the FVH System; and

        (h) During the term of this Agreement, FVH shall purchase from EDS all Base Services relating to the Program, including but not limited to, the Base Services specified herein. Notwithstanding the foregoing, it is agreed that FVH shall have the right to develop and test other systems during the term of this Agreement.

        (i) FVH shall be responsible for planning, scripting and conducting acceptance testing of the FVH System and its operation with the EDS Systems, and shall certify FVH's acceptance in writing upon successful completion of all acceptance testing.

4.2 FVH Account Executive. FVH shall designate the FVH Account Executive who shall be responsible for directing, insofar as EDS is concerned, all activities of FVH affecting the provision of Services hereunder. The FVH Account Executive shall also work with EDS to

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        establish FVH priorities for the services provided hereunder and for administration of the Program.

4.3     Representations and Warranties.

        FVH hereby represents and warrants to EDS that:

        (a) FVH is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. It has all requisite corporate power, franchises, licenses, permits, and authority to own and license its properties (including the FVH System).

        (b) The execution, delivery, and performance of this Agreement by FVH and the consummation by FVH of the transactions contemplated hereby have been duly authorized by all requisite corporate action.

        (c) To the best of FVH's knowledge as of the Effective Date, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental or regulatory authority is required to be made or obtained by FVH in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        EDS hereby represents and warrants to FVH that:

        (d) EDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. It has all requisite corporate power, franchises, licenses, permits, and authority to own and license its properties (including the EDS Systems).

        (e) The execution, delivery, and performance of this Agreement by EDS and the consummation by EDS of the transactions contemplated hereby have been duly authorized by all requisite corporate action.

        (f) To the best of EDS' knowledge as of the Effective Date, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental or regulatory authority is required to be made or obtained by EDS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           ARTICLE V. PAYMENTS TO EDS

5.1 Transaction Payments. For each month during the term of this Agreement, FVH shall pay EDS the transaction charges for Base Services as specified in Schedule C hereto. The

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        minimum fee for Base Services is Five Thousand Dollars ($5,000.00) per
        month (the "Monthly Minimum Charge"). The Monthly Minimum Charge is deferred during the first two months following the Implementation Date.

5.2 Charges for Other Services. Upon receipt by EDS of a request by FVH for Other Services, EDS shall advise FVH in writing of the charges therefor. Upon FVH's written agreement (signed on its behalf by either Lee Stein or Tawfiq Khoury) to pay such charges, EDS shall provide the requested Other Services in accordance with Section 3.2 hereof, and FVH shall pay for such Other Services at the times and in the amounts agreed. FVH shall pay for all such Other Services on a calendar month basis.

5.3 Reruns. FVH shall pay the reasonable charges of EDS for reruns necessitated by incorrect or incomplete data or erroneous instructions supplied to EDS by FVH and for correction of programming, operator, and other processing errors caused by FVH, its employees or agents.

5.4     Cost of Living Adjustment.

        (a) If, after the first anniversary of the Implementation Date, the Consumer Price Index for All Urban Consumers, All Cities Average, 1982-84=100, as published by the Bureau of Labor Statistics of the Department of Labor (the "CPI"), shall at any anniversary of the first calendar day of the month in which the Implementation Date occurs (the "Current Index") be higher than the CPI one year prior thereto (the "Base Index"), then, effective as of such anniversary, amounts payable from and after such anniversary pursuant to Section 5.1 hereof shall be increased thereafter by the percentage that the Current Index shall have increased from the Base Index. In no event, however, shall a price adjustment under this Section 5.4 exceed eight percent (8%) for any twelve-month period.

        (b) Until such time as the CPI for any anniversary of the Current Index is announced, payments pursuant to Section 5.1 shall be made in the amounts otherwise applicable. After the CPI is published with respect to any anniversary of the Current Index, EDS shall notify FVH of the increase, if any, of the percentage that the Current Index shall have increased from the Base Index, and shall provide a recalculation of the amounts payable (until the next such increase) pursuant to Section 5.1. Within ten (10) days thereafter, FVH shall pay to EDS all amounts owing as a result of such increase with respect to all months during the period commencing on such anniversary of the Current Index and ending on the date of such payment.

        (c) In the event that the Bureau of Labor Statistics shall stop publishing the CPI or shall substantially change the content or format thereof, the parties hereto shall substitute therefor another comparable measure published by a mutually agreeable source; provided, however, that if such change is merely to redefine the base year for the CPI from 1982-84 to some other year, the parties shall continue to use the CPI but shall,

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                if necessary, convert either the Base Index or the Current Index to the same basis as the other by multiplying such Index by the appropriate conversion factor.

5.5 IMPLEMENTATION CHARGES. FVH shall pay to EDS an implementation charge of One Hundred Fifty Thousand Dollars ($150,000.00), payable $50,000.00 on the Effective Date and $100,000.00 on the Implementation Date.

5.6     PAYMENT.

        (a) All amounts payable to EDS pursuant to this Agreement shall be paid by electronic funds transfer to EDS from FVH's account at the Bank, such transfers being hereby authorized by FVH. EDS shall provide invoices for review and written approval by FVH for all amounts due under this Agreement prior to any such transfer.

        (b) Any amount due EDS hereunder for which a time for payment is not otherwise specified shall be due and payable within thirty (30) days after receipt by FVH of an invoice therefor from EDS.

        (c) Any undisputed amount due EDS hereunder that is not paid when due shall thereafter bear interest until paid at a rate of interest equal to the lesser of eighteen percent (18%) per annum determined on a three hundred sixty (360) day year or the maximum non-usurious rate of interest allowed by applicable law.

5.7 TAXES. There shall be added to any charges under this Agreement, and FVH shall pay to EDS, amounts equal to any taxes, however designated or levied, based upon such charges, or upon this Agreement or the Systems, services, or materials provided hereunder, or their use, including state and local privilege or excise taxes, sales and use taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes and federal or state taxes based on the income of EDS.

5.8 TERMINATION FEE. In the event FVH desires to terminate this Agreement prior to the normal expiration of its term for any reason other than an uncured default on the part of EDS, FVH may so terminate by paying EDS the transaction charges incurred through the effective date of termination, together with a sum equal to (i) EDS' actual and direct costs for disconnect fees and equipment relocation costs, and (ii) the sum of $150,000.00 as liquidated damages. In no event shall the total termination fee payable under this Section 5.8 (but excluding charges for termination assistance requested by FVH) exceed the sum of $150,000.00 plus (i) above.

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                     ARTICLE VI. SAFEGUARDING OF FVH DATA,
                       CONFIDENTIALITY, AND AUDIT RIGHTS

6.1 Ownership and Use of Data. FVH's data and Customer and Business Information contain valuable and proprietary trade secrets and shall remain FVH's property. Immediately upon written request by FVH (provided that FVH shall have paid to EDS all undisputed amounts owing hereunder) or, with respect to any particular data, on such earlier date that EDS reasonable determines that it no longer requires the data in order to render services hereunder, EDS shall, after obtaining written approval from FVH, either erase such data from the data files maintained by EDS or return the data to FVH. EDS shall not utilize FVH's data for any purpose other than for rendering services to FVH under this Agreement.

6.2 Safeguarding Data Integrity. EDS will maintain internal computer data integrity safeguards (such as access codes, passwords and anti-virus programs) to protect against the deletion or alteration of FVH's data in the possession of EDS consistent with those that are from time to time generally applicable to EDS information processing centers. Upon payment by FVH of any fees that EDS incurs, EDS shall provide such additional internal computer data integrity safeguards as FVH reasonably requests.

6.3     System Ownership.

        (a) FVH acknowledges that the EDS Systems, including computer programs, documentation, forms, and other system materials used by EDS to provide the Services (but excluding the specific code written by EDS for FVH hereunder and the algorithms associated therewith), are, subject to the limitations set out below, the proprietary information of EDS or, with respect to Systems licensed by third party licensors, such licensors, and any disclosure thereof to third parties will result in substantial monetary loss and irreparable damage to EDS. Accordingly, FVH agrees not to disclose such materials to any third party, and to treat the same confidentially and to safeguard them using the same care and discretion which FVH uses with materials it regards as confidential. Subject to the limitations set out below, all computer tapes, disks, programs, specifications, and enhancements developed in connection with the Services are and shall remain at all times during and after the term of this Agreement the exclusive property of EDS.

        (b) EDS acknowledges that the FVH Systems, including computer programs, documentation, forms, and other system materials relating to the FVH System and used by EDS to provide the Services, are the proprietary information and trade secrets of FVH, and any disclosure thereof to third parties will result in substantial monetary loss and irreparable damage to FVH. Accordingly, EDS agrees not to disclose such materials to any third party, or to use such materials for its own benefit, and to treat the same confidentially and to safeguard them using the same care and discretion which EDS uses with materials it regards as confidential. Upon written

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                request by FVH, EDS shall deliver a certificate signed by a division officer stating that EDS has destroyed or returned all FVH data and FVH Systems.

        (c) By way of expansion of the foregoing, EDS agrees that the specific code written by EDS for use in connection with the FVH System or for interfacing the FVH System with the EDS System, and the specific algorithms associated therewith, may not be utilized by EDS for a period of five (5) years for any project in direct competition with FVH in the conduct by FVH of the Program. The EDS systems engineers employed directly and substantially in connection with the aforementioned code development may not be utilized by EDS for a period of one (1) year for any project in direct competition with FVH in the conduct by FVH of the Program.

6.4     Confidentially.

        (a) Except as otherwise provided herein, EDS and FVH each agree that all confidential information and trade secrets marked proprietary and confidential and communicated to it by the other, whether before or after the Effective Date, shall be and were received in strict confidence, shall be used only for purposes of this Agreement, and that no such information shall be disclosed by the recipient party, its agents or employees without the prior consent of the other party, except as may be necessary by reason of legal, accounting, or regulatory requirements beyond the reasonable control of the recipient party, provided that the disclosing party shall give written notice to the other party of such requirement to disclose. The provisions of this Section 6.4 shall survive termination of this Agreement for any reason, but shall have no application to any information which is or becomes (through no fault of a party hereto) public information, is obtained from a third party who is not subject to any confidentiality obligations, is independently developed, or is disclosed with the consent of the party owning such information. In addition, FVH shall be entitled to disclose to its agents and consultants such information as may be necessary for the discussion of marketing strategies or the exploration of business opportunities, so long as such agents and consultants agree to hold such information in confidence.

        (b) In the event FVH's data or the EDS Systems or any part thereof should come into the possession of one or more unauthorized third parties as a result of a breach of this Article VI, the breaching party shall, at its own expense, use its best efforts to retrieve such data or systems and, in any event, shall reimburse the non-breaching party for all reasonable expenses incurred in connection with its retrieval efforts. In addition to any remedies the non-breaching party may have, including without limitation remedies set forth in this Agreement, the non-breaching party shall be entitled to appropriate injunctive relief against the breaching party and to prevent any other or further unauthorized use or disclosure thereof or to require the return thereof and shall be entitled to recover from the breaching party reasonable attorney's fees and other costs of obtaining such injunctive relief, it being stipulated that such breach would cause irreparable harm to the non-breaching party for which no adequate remedy at law exists.

6.5     Security.

        (a) EDS will employ controlled access systems, twenty-four hour on-site personnel, and alarm systems in the Data Center and in other locations in which Services are performed hereunder by EDS for FVH.

        (b) Except as provided in Section 6.6 hereof, without the prior consent of EDS, no employee, agent, contractor, or invitee of FVH shall operate or assist in operating equipment or Systems to be utilized by EDS hereunder, or enter any room where any such equipment or Systems are located. Employees, agents, contractors, and invitees of EDS shall comply with the reasonable rules of FVH with respect to access to FVH's offices, data and data files.

6.6 Audit Rights. EDS shall provide FVH's internal and external auditors and any inspectors or agents from any regulatory body exercising jurisdiction over FVH's business reasonable access to visit the data centers from which EDS provides services hereunder for the purpose of performing audits or inspections of FVH. EDS will provide to such auditors, inspectors, and agents all such assistance as they may reasonably require of a routine nature, rendered in connection with any such audit or inspection. For extraordinary assistance, including, without limitation, preparation of reports and specially formatted data, FVH shall pay EDS at EDS' then current commercial billing rates for similar services.

6.7 Contingency Planning. The parties' responsibilities with respect to contingency planning will be as follows:

        (a) EDS will develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan (the "EDS Plan") for the Data Center and will provide to FVH and its auditors and inspectors such access to the EDS Plan as FVH may reasonably request from time to time. EDS will not be required to provide access to information of other EDS customers.

        (b) FVH will develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "FVH Plan") for all FVH locations and the telecommunications links between the FVH locations and the Data Center and will provide to EDS such access to the FVH Plan as EDS may reasonably request from time to time.

        (c) EDS will provide to FVH such information as may be reasonably required for FVH to assure that the FVH Plan is compatible with the EDS Plan. Further, in the event of a disaster, EDS will provide access to all necessary and relevant information for the adjustment, audit and processing of insurance claims by FVH.

       (d) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

       (e) Each party's contingency planning activities will comply, as appropriate, with such regulatory policies as may be applicable to FVH's business, as the same may be amended or replaced from time to time.

                            ARTICLE VII. TERMINATION

7.1 Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to this Agreement, or the breach, termination, validity, or enforceability of any provision of this Agreement (except for termination by FVH upon payment of the applicable termination fee as described above, which right shall be absolute) shall be resolved by final and binding arbitration by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Each party shall promptly select one arbitrator and the two arbitrators so selected shall promptly select the third arbitrator. Discovery in the forms permitted by the Federal Rules of Civil Procedure then in effect shall be allowed in connection with such arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Such arbitrators are authorized to render awards of monetary damages, direction to take or refrain from taking actions, or both. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance and enforcement of the award, as the law of such jurisdiction may require or allow. EDS shall continue to provide services hereunder during any such arbitration proceedings and FVH shall continue to make payments, other than any disputed payments, to EDS in accordance with this Agreement. The fact that arbitration has or may be allowed shall not impair the exercise of any termination rights in accordance with this Agreement.

7.2    Termination for Cause.

       (a) Except as provided in Section 7.2(b) of this Agreement, FVH may not terminate this Agreement prior to the third anniversary of the Implementation Date unless it pays EDS the termination fee as provided in this Agreement.

       (b) In the event that EDS shall materially default in the performance of any of its duties or obligations hereunder, which default shall not be substantially cured within seven (7) Business Days after notice is given to EDS specifying a default in its settlement or reconciliation obligations, or within sixty (60) Business Days after notice is given to EDS specifying any other default, then FVH may, by giving notice thereof to EDS, terminate this Agreement for cause as of a date specified in such notice of termination.

         (c) In the event that FVH shall materially default in the performance of any of its duties or obligations hereunder (except for a default in payments to EDS), which default shall not be substantially cured within sixty (60) Business Days after notice is given to FVH specifying the default, then EDS may, by giving notice thereof to FVH, terminate this Agreement for cause as of a date specified in such notice of termination. In the event that FVH materially defaults in performance of any of its duty hereunder and EDS elects to terminate the Agreement in accordance with the provisions hereof, EDS shall be entitled to the same liquidated damages EDS would be entitled under
                 Section 5.8 if FVH had terminated this Agreement before the Expiration Date. Notwithstanding the foregoing, FVH shall have no liability if the unique nature of FVH's business is such that it results in a failure or inability to comply with applicable network rules or regulations of the networks used to provide the services.

7.3 Termination for Nonpayment. In the event that FVH defaults in the payment when due of any undisputed amount due to EDS hereunder and does not cure such default within three (3) Business Days after being given notice of such default, then EDS may, by giving notice thereof to FVH, terminate this Agreement as of a date specified in such notice of termination.

7.4 Rights Upon Termination. Within fifteen (15) days after notice of termination of this Agreement and payment in full of all undisputed amounts due EDS from FVH, EDS shall provide all of FVH's master files in its possession to FVH in the machine-readable format and on media of FVH's choice at the then current prices for time and materials. FVH shall promptly return to EDS all copies of the EDS System and documentation of the EDS System in FVH's possession and completely erase the EDS System and all elements thereof from its computer system. EDS shall make all of the FVH Equipment available for pickup by FVH at the Data Center within fifteen (15) days after receipt of written notice from FVH following termination of this Agreement.

                    ARTICLE VIII.  INDEMNITIES AND LIABILITY

8.1 Cross Indemnity. EDS and FVH each agree to indemnify, defend and hold harmless the other from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of (i) death or bodily injury of any agent, employee, customer, business invitee or business visitor of the indemnitor, or (ii) the damage, loss or destruction of any property (other than FVH data or the FVH Equipment) of the indemnitor, unless caused primarily as the result of EDS' negligence or willful misconduct.

8.2 Correcting Defects. In the event that any services provided to FVH are inaccurate, incomplete, or otherwise defective due primarily to EDS' fault or negligence, EDS shall correct such defect within a reasonable time not to exceed thirty (30) days without charge to FVH.

8.3 Limitation of Liability. In the event EDS shall be liable to FVH on account of EDS' performance or nonperformance of its obligations under this Agreement, whether arising by negligence, willful misconduct, or otherwise, (a) the amount of damages recoverable against EDS for all events, acts, or omissions shall not exceed an amount equal to six (6) times the aggregate monthly compensation payable by FVH to EDS pursuant to Section 5.1 hereof for the month preceding the month in which such damages first arose, plus the implementation fee set forth in Section 5.5, and (b) the measure of damages shall not include any amounts for indirect, consequential, or punitive damages of any party, including third parties. Further, no cause of action which accrued more than two years prior to the filing of a suit alleging such cause of action may be asserted against EDS. In connection with the conduct of any litigation with third parties relating to any liability of EDS to FVH or to such third parties, EDS shall have all rights (including the right to accept or reject settlement offers and to participate in such litigation) which are appropriate to its potential responsibilities or liabilities.

8.4 Patent Indemnity. Without limitation of liability, EDS and FVH each shall indemnify, defend, and hold harmless the other from and against any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses, arising out of any claim or claims of infringement by the indemnitor of any United States letters patent, trade secret, copyright, trademark, service mark, tradename, or similar proprietary right conferred by common law or any law of the United States or any state alleged to have occurred because of action taken or not taken by the indemnitor; provided, however, that this indemnity shall not apply unless the indemnified party shall have informed the other as soon as practicable of any claim or action alleging such infringement and shall have given the indemnitor full opportunity to control the response to such claim or action and the defense thereof, including, without limitation any agreement relating to the settlement thereof.

                           ARTICLE IX. MISCELLANEOUS

9.1 Right of EDS to Perform Services for Others. EDS may perform data processing services for third parties at any EDS information processing center that EDS may utilize for processing FVH's data, subject to Sections 6.3(b) and 6.3(c).

9.2 Hiring of Employees. During the term of this Agreement and for a period of twelve (12) months thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve (12) months by the other party, if the person was involved in providing or receiving Services.

9.3 Notices. Wherever under this Agreement one party is required or permitted to give notices to the other, such notice shall be deemed given when delivered in hand or by overnight courier service or when mailed by United States mail, first class mail, postage prepaid, and addressed as follows:

        In the case of EDS:

        Electronic Data Systems Corporation
        5400 Legacy Drive
        Plano, Texas 75024
        Attn: President - Electronic Commerce Division

        With a copy to:

        Electronic Data Systems Corporation
        5400 Legacy Drive
        Plano, Texas 75024
        Attn: EDS LEGAL AFFAIRS DEPARTMENT

        In the case of FVH:

        FIRST VIRTUAL HOLDINGS INCORPORATED
        c/o Bob Kahan, Esq.
        Stein, Kahan and Rosenberg
        1299 Ocean Ave.
        Santa Monica, California 91401

        With a copy to:

        William Bagley, Esq.
        1720 Carey Ave.
        P.O. Box 1436
        Cheyenne, Wyoming 82003-1436

        Either party hereto may from time to time change its address for notification purposes by giving the other prior notice of the new address and the date upon which it will become effective.

9.4 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which taken together shall constitute one single agreement between the parties hereto.

9.5     Relationship of Parties.   EDS, in furnishing services to FVH
        hereunder, is acting only as an independent contractor. EDS does not undertake by this Agreement or otherwise to perform any obligation of FVH, whether regulatory or contractual, or to assume any responsibility for FVH's business or operations. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by EDS hereunder unless otherwise provided herein.

9.6     Notices, Approvals and Similar Actions.   Where notice, agreement,
        approval, acceptance, consent or similar action by either party hereto is permitted or required by any provision of this Agreement, such action shall not be effective unless in writing signed by the party against whom such action is sought to be enforced. All requests and designations hereunder shall not be effective unless in writing. Any approval required by any provision of this Agreement shall be readily forthcoming unless the party whose consent is required shall state in writing a valid business reason for withholding such consent.

9.7     Force Majeure.   Each party hereto shall be excused from performance
        hereunder for any period and to the extent that it is prevented from performing any action pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including without limitation failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment. Such nonperformance shall not be a default hereunder or a ground for termination hereof. Notwithstanding the foregoing, during any period when EDS' performance is hindered or precluded by reason of any of the aforesaid causes, FVH's obligations to make payments hereunder shall be reduced on an equitable basis.

9.8     Waiver.   A waiver by either of the parties hereto of any of the
        covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

9.9     Media Releases.   All media releases, public announcements and public
        disclosures by any party hereto relating to the pricing terms contained in this Agreement or promotional or marketing material using the name, logo and/or service marks of the other party, but not including any announcement intended solely for internal distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such party, shall be coordinated with and approved by the other party hereto prior to the release thereof, which approval shall not be unreasonably withheld. Subject to the foregoing, FVH shall have no restriction on its ability to market, advertise or promote its business interests.

9.10    Entire Agreement.   This Agreement, including any Schedules and Exhibits
        referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof as of the Effective Date and there are no representations, understandings or agreements relative hereto which are not fully expressed herein.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9.12 Assignment. Neither party hereto may assign any rights or delegate its obligations hereunder without consent from the other, which consent may not be unreasonably withheld.

9.13 Amendment. This Agreement may be amended, supplemented, and terminated only be a written instrument duly executed by both FVH and EDS.

        IN WITNESS WHEREOF, EDS and FVH have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

ELECTRONIC DATA SYSTEMS                         FIRST VIRTUAL HOLDINGS
CORPORATION                                     INCORPORATED


By:    /s/ Thomas R. Malis III                By:    /s/ Lee H. Stein
       -------------------------                       -------------------------

Name:  Thomas R. Malis III                      Name:  Lee H. Stein
       -------------------------                       -------------------------

Title: Division Vice President                  Title: President
       -----------------------                         -------------------------

                                   SCHEDULE A
                               EDS BASE SERVICES

OVERVIEW
First Virtual will be established to promote commerce over the Internet. Commerce will be effected by facilitating the payment for information based services between buyer and seller without disclosing marketable payment information over the network (eg. actual commercially accepted account numbers). First Virtual desires to out source the actual merchant and cardholder accounting functions with said service.

EDS WILL:

Provide Account Access as follows:

- Provide on-line viewing and updates capabilities to the below the line system for authorized (by First Virtual or EDS) personnel on site at EDS/Westlake;

- Create Broker, Demographic, Buyer Settlement, and Seller Settlement Accounts based on the demographic information provided during the scheduled batch process;

- Create a cross reference table of First Virtual Account Id, Buyer Account and Seller Account;

-       Create a file of credit card information for Buyers;

- Receive DDA numbers for Sellers, via check, and update the record accordingly. This will be a manual process;

- Receive credit card information and update the appropriate record accordingly.

Support Transaction Processing as follows:

-       Define formats for communications between First Virtual and EDS;

- Receive/send transactions, batched per EDS defined format, in regular transmissions from/to First Virtual;

- Retain transaction reference numbers for the life of the transaction and provide archival access thereafter;

- Buyer transaction will be held in suspense until a First Virtual prescribed threshold is exceeded or the prescribed number of days has elapsed. Threshold and number of elapsed days is controlled at the Broker level;

- Release payment to the seller based on a First Virtual prescribed time table (established at the Broker level);

- Payment to sellers will be net purchases and generated in the form of ACH credit;

- Calculate and create ACH transactions for collection of seller related fees for payment transactions processed;

- Maintain reference between First Virtual Account Id and seller/buyer account;

-       Interface to a Federal Reserve Bank member for ACH transactions;

-       Interface to MasterCard and VISA for authorizations and settlement;

- Provide non-payment information (chargeback) to First Virtual for action deemed appropriate by First Virtual.

EDS Statement of Work
First Virtual

Support Transaction Processing as follows: (continued)

- Receive and process transactions from the originating bank (may be presented via on-line entry or file transfer) to the below the line system for disposition of returned/rejected Federal Reserve items requirements definition to be completed by originating bank/First Virtual;

-       Generate the appropriate reporting to meet management needs;

- Automated handling of chargeback and retrieval from the bankcard networks, install to be after live date; install to be no later than four (4) weeks after definition document received;

- Update the buyers' accounts with new add data from the ARU, minimum of once a day;

- Support updates to buyers' accounts with ARU data multiple times per day or in real time after the live date (date to be mutually agreed to);

-       Retrieve mail from First Virtual P.O. Box;

- Update seller account with demand deposit account information from checks;

- Stamp checks, 'for deposit only' and forward to First Virtual designated bank for processing;

- Payment from buyers will be via MasterCard or VISA, DDA as a vehicle for payment to be later in the project;

- Build and maintain a listing of bankcard account numbers, per requirements specified by First Virtual, initially for reporting purposes only;

- Upon request from First Virtual, and authorization from the VISA and MasterCard, block account numbers as payment mechanism. Based on parameters defined by First Virtual.

Provide Customer Service as follows:

- Provide 24-line Audio Response Unit for capture and reporting of credit card information;

-       Support requests from First Virtual, to expand Audio Response Unit;

- Assist with obtaining unique P.O. Box, all related fees will be passed on to First Virtual;

- Accumulate extraneous mail sent to First Virtual P.O. Box and forward to First Virtual, weekly;

-       Provide support for an 800 customer number, recording only;

- Assign a Business Analyst to the First Virtual account for the purpose of supporting First Virtual in the terms of problem resolution, acting as project leader for future development requests, and responding to day to day inquiries.

Support Operations as follows:

- Monitor the above the line hardware on a intermittent rather than a continuous basis. Report outages to First Virtual and facilitate maintenance/problem resolution by vendors;

- Monitor the above the line software based on documentation and instructions provided by First Virtual and report problems to First Virtual.

EDS Statement of Work
First Virtual


Support Operations as follows:  (continued)
-------------------------------------------

- Monitor the above the line system connection to PSI, report outages to PSI and advise First Virtual;
- Back up data on the below the line system and store off site, back up will be six days a week, Monday through Saturday as is EDS' standard today;
- Back up data on the above the line system and store off site, back up will be six days a week, Monday through Saturday as is EDS' standard today;
- With First Virtual develop documentation for service and processing provided to First Virtual including, but not limited to, on-line access to account information, updates to accounts (adding DDA information), monitoring the above the line system, backing up above the line system data, problem resolution to the above the line system, problem resolution to above the line communication network;
-       Maintain and update documentation on an ongoing basis;
- Cost for tapes for back of above the line system will be passed through to First Virtual;
- Provide for 7x24 access to the above the line hardware for First Virtual personnel and/or First Virtual designated authorized personnel;
- Pass through the expense of the background check, when required for individuals requiring 7x24 access.

Provide Settlement support as follows:
--------------------------------------
- Electronic statement (settlement summary) will be created for both buyer and seller activity delivered through First Virtual;
-       Buyer will elect to have transactions settled via bankcard;
- Sellers will elect to have transactions settled via ACH. EDS will, at the time of generation, properly label items relative to their origin for research purposes and return to originator (Federal Reserve sponsor);

EDS will support an Environment as follows:
-------------------------------------------
- A new client server environment will be created to provide front end processing to the cardholder and merchant legacy systems;
- Front end system will maintain a number of tables that provide views from a seller, buyer, broker and transaction perspective;
- One merchant account, per type of product, (broker) will be established on the Merchant System to represent the clearing entity of First Virtual for cardholders wishing to settle their accounts via MasterCard or VISA;
- Clearing description will be maintained at the Broker level for all First Virtual settlement (22 positions defined by First Virtual);
- Seller charge options will include per item (sales/credit transaction) and/or a percentage of volume and/or per ACH item generated;
- Provide a secured environment with back up emergency power supply for above the line systems at EDS/Westlake.

                                   SCHEDULE B
                                FVH OBLIGATIONS

FIRST VIRTUAL WILL:

Provide Account Access as follows:
----------------------------------
-       No support requirements


Support Transaction Processing as follows:
------------------------------------------
- Subscribe to EDS defined formats for communications between First Virtual and EDS;
- Send/receive transactions, batched per EDS defined format, in regular transmissions from/to EDS, minimum of once a day with increases to mutually agreed to;
- Prescribe dollar threshold or date trigger to release transactions for payment by the buyer;
-       Prescribe time table to release payment to the seller;
-       Define seller related fees for payment transaction processed;
-       Acquire a relationship with a sponsoring Federal Reserve member;
- Define requirements for below the line system to disposition returned/rejected Federal Reserve items;
- Ensure bank sponsoring Federal Reserve action will execute a remote origination agreement with the Cleveland Federal Reserve if required;
-       Obtain sponsorship into MasterCard and/or VISA;
-       Accept and process non-payment information (chargeback);
-       Define report requirements with input from EDS;
-       Designate a bank for processing seller checks;
- Provide definition document for automated handling of chargeback and retrieval from the bankcard networks;
- Provide the requirements for building and maintaining listing of bankcard account numbers, per requirements specified by First Virtual, initially for reporting purposes only;
- Obtain authorization to block accounts as payment mechanism from VISA and MasterCard, in writing. Forward a copy to EDS along with the requirements for such blocking.

Provide the following Customer Service support
----------------------------------------------
-       Provide customer service support, via mail on the Net;
-       Pay for P.O. Box.

First Virtual

Support Operations as follows:
- Purchase and install and maintain ownership of hardware required to support the above the line processing;
- With EDS develop documentation for service and processing provided to First Virtual including, but not limited to, on-line access to account information, updates to accounts (adding DDA information), monitoring the above the line system, backing up above the line system data, problem resolution to the above the line system, problem resolution to above the line communication network;
- Cost for tapes for back of above the line system will be a pass through to First Virtual;
- Provide advance notices and comply with request for security/background checks, in keeping with EDS' standard background investigation procedures for individuals requiring 7x24 access to the above the line hardware;
-       Make payment for standard background checks, when required.

Provide Settlement support as follows:
- Determine and execute action to the buyer and/or seller for transactions declined during the authorization cycle;
-       Provide buyer with details of items settled to the networks;
-       Provide seller with details of items submitted for payment;
-       Advise buyers that all transactions will be settled via bankcard;
- Advise sellers that all transactions will be paid via ACH to DDA (demand deposit account).

Environment
- First Virtual will define the clearing description that will be maintained at the Broker level for all First Virtual settlement (22 positions defined by First Virtual);
- First Virtual will define seller charges, which can include per item and/or a percentage of volume with pass through of interchange.

Outside the Scope
- Automated handling of items returned from the Federal Reserve because such items will be returned to the originating bank;
- The ACH originating bank will be responsible for procedures to disposition ACH returned items;
- Conversion of network purchases from non US to US denomination of currency - initial assumption is to lead off with a US based product, however, a currency code field will be defined in the message formats;
- EDS will not directly access the Internet (e.g. firewall development is First Virtual responsibility);
-       Real time, continuous back up of the above the line data.

                                   SCHEDULE C
                                 FIRST VIRTUAL
                                BUNDLED PRICING

MONTHLY TRANSACTION CHARGE -   ASSESSED ON EACH INFO PURCHASE-"BEFORE THE TUBE"
TRANSACTIONS BETWEEN
0         -  5,000,000     0.08*
5,000,001 - 10,000,000    0.075


*NOTE-BUNDLE PRICING INCLUDE BATCH AUTHORIZATION FEE. FIRST VIRTUAL WILL NOT RECEIVE A PASS THROUGH COST OF 5 CENTS FOR A BATCH. AUTHORIZATION FROM FIRST
USA VIA EDS. IT IS EDS' UNDERSTANDING THAT FIRST VIRTUAL'S TRANSACTION PROCESSING FROM FIRST USA IS 7 CENTS PER TRANSACTION PLUS INTERCHANGE AND QUARTERLY ASSESSMENTS. PLEASE REFERENCE "SCOPE OF SERVICES FOR BUNDLED PRICING."



ADDITIONAL CHARGES - NOT INCLUDED IN BUNDLED PRICING
BUYER ACCOUNT SET UP FEE       0.35
SELLER ACCOUNT SET UP FEE      3.50



PASS THROUGH EXPENSES
ACH ORGANIZATION
TELECOMMUNICATIONS
POSTAGE
CARD PLASTIC STOCK
NON-STANDARD STATIONARY STOCK
NETWORK ASSESSMENTS, INTERCHANGE AND OTHER CHARGES
TRAVEL AND LIVING EXPENSES INCURRED IN SUPPORT OF THE CUSTOMER


MONTHLY MINIMUM          $5,000
ONE TIME DEVELOPMENT   $150,000

June 28, 1996                                   [EDS LETTERHEAD]

First Virtual Holdings Incorporated
11975 El Camino Real, Suite 300
San Diego, California 92130

Gentlemen:

Effective October 12, 1994, First Virtual Holdings Incorporated ("First Virtual") and Electronic Data Systems Corporation ("EDS") entered into a certain Agreement for Information Technology Services (the "Agreement"). On July 1, 1996, First Virtual plans to take responsibility for certain Base Services under the Agreement from a computer facility different than the EDS facility in Westlake, Ohio. Therefore, First Virtual and EDS now agree to compromise and settle all outstanding issues between them relating to performance under the Agreement, and continuation of certain services under the Agreement, all under the terms and conditions set forth in this letter ("Amendment") which shall be the sole agreement between the parties.

In consideration of the mutual obligations expressed herein, the parties agree as follows:

Immediately upon execution of this letter, First Virtual shall pay to EDS the sum of Two Hundred Twenty Thousand Three Hundred Seventy Eight Dollars ($220,378.00) ("Payment"). This payment and execution of the Amendment represent full and final settlement of all obligations by and between both parties relating to such matters under the Agreement, as follows:

        - $120,378.00 represents all sums due and owing to EDS under the Agreement for transaction processing through May 31, 1996; and

        - $100,000.00 is an additional payment in satisfaction of any and all other amounts that may be due and owing under the Agreement (except as stated in the paragraph immediately below), to include implementation and early termination payments;

        - In addition, First Virtual agrees to pay, immediately upon receipt of an invoice therefor, all charges for transaction processing attributable to the period from June 1, 1996 through June 30, 1996, upon which date all obligations of the parties under the Agreement shall cease except as expressly set forth in this Amendment.

Upon execution of this Amendment, all obligations of the parties under the Agreement are modified as follows:

        Commencing execution of this Amendment and continuing until either party terminates the Agreement by providing sixty (60) days written notice to the other, the Agreement shall remain in force and effect, except the following sections are deleted, having no further force or effect:
        Sections 2.1, 2.2, 3.2, 3.3, 3.5, 4.1(g, h and i), 5.2, 5.5, 5.8, 7.2
        (a, b and c), and 9.2 of the Agreement and all exclusivity and termination provisions wherever found in the Agreement; and

        Minimum monthly charges shall no longer apply as set forth in the Agreement. EDS shall continue to provide services to First Virtual as provided in Schedules A and C to the Agreement until the earlier of (i) August 1, 1996, or (ii) when First Virtual provides EDS written notice that Amendment One to Schedule A and Amendment One to Schedule C (both of which are attached hereto) are to take effect; and

        Section 9.3 is hereby modified so that all notices to First Virtual shall be made to John Donegan, Vice President Operations at Suite 300, 11975 El Camino Real, San Diego, California 92130 with a copy to:
        Richard DeGolia, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94303-1050.

Except as expressly provided herein, the parties will have no further obligation or responsibility to each other under the Agreement. Please indicate your acceptance of and agreement to this Amendment by having an authorized representative of First Virtual execute both of the enclosed copies of this letter in the space provided below and return one copy to EDS.


                                Sincerely,

                                Electronic Data Systems
                                Corporation

                                By: /s/ Thomas R. Malin, III
                                -----------------------------------------------
                                Name: Thomas R. Malin, III
                                Title: Vice President, Card Processing Services

ACCEPTED AND AGREED:

First Virtual Holdings Incorporated

By: /s/ Lee Stein
-----------------------------------
Name: Lee Stein
Title: President

                                 AMENDMENT ONE

                                  SCHEDULE A

                               EDS BASE SERVICES

OVERVIEW

First Virtual will be established to promote commerce over the Internet. Commerce will be effected by facilitating the payment for information based services between buyer and seller without disclosing marketable payment information over the network (e.g. actual commercially accepted account numbers). First Virtual desires to out source the actual merchant and cardholder accounting functions with said service.

EDS WILL:

Provide Account Maintenance as follows:

- Receive DDA numbers for Sellers, via check, and send information to First Virtual via Barr/RJE; This will be a manual process; (check data entry)

-  Receive credit card information from ARU and send to First Virtual:

Support Transaction Processing as follows:

- Send/receive transactions, batched per EDS defined format, in regular transmissions from/to EDS, minimum of once a day with increases as mutually agreed to (per attached "File Exchange Schedule"), via Barr/RJE.

- Retain transaction reference numbers 6 months after transaction and provide archival access thereafter,

- Payment to sellers will be generated in the form of ACH credit as directed by batch file from First Virtual (via Barr/RJE)

- Interface to a Federal Reserve Bank member for ACH transactions; to include payments & credits

-  Interface to MasterCard and VISA for authorizations and settlement;

- Provide non-payment information (chargeback) to First Virtual for action deemed appropriate by First Virtual

- Receive transactions from the originating bank (may be presented via on-line entry or file transfer) and send to First Virtual (via Barr/RJE) for disposition of returned/rejected Federal Reserve items,

- Generate the appropriate reporting to meet management needs (monthly accounting statements); as currently defined and supported,

-  Retrieve mail from established First Virtual P.O. Box;

- Stamp checks "for deposit only" and forward to First Virtual designated bank for processing;

EDS Statement of Work

First Virtual

Provide Customer Service as follows:

- Provide 24-line Audio Response Unit for capture and reporting of credit card information;

- Accumulate extraneous mail sent to First Virtual P.O. Box and forward to First Virtual weekly;

- Provide support for the current 800 customer number; recording only;

- Assign a Business Analyst to the First Virtual account for the purpose of supporting First Virtual in the terms of problem resolution, and responding to day to day inquiries.

EDS Statement of Work

First Virtual


                                 AMENDMENT ONE

                                   SCHEDULE B

                                FVH OBLIGATIONS


FIRST VIRTUAL WILL:

Support Transaction Processing as follows:

- Subscribe to EDS defined formats for communications between First Virtual and
  EDS:

- Send/Receive transactions, batched per EDS defined format, in regular transmissions from/to EDS, minimum of once a day with increases as mutually agree to (per attached "File Exchange Schedule"), via Barr/RJE.

- Continued current report requirements with input from EDS; (a monthly report);

Provide the following Customer Service support

- Pay for P.O. Box

Provide Settlement Support as follows

- Provide buyer with details of items settled to the networks;

- Provide seller with details of items submitted for payment;

Outside the Scope

- First Virtual will be responsible for procedures to disposition ACH returned items;

  Conversion of network purchases from non US to US denomination of currency - initial assumption is to lead off with a US based product, however, a currency code field will be defined in the message formats;

                             FILE EXCHANGE SCHEDULE
                        EDS/FIRST VIRTUAL HOLDINGS INC.


EDS to First Virtual



                                Production
Report                          Time                            Day(s)
-----------------------------------------------------------------------------
DDA updates                     11:00pm                         M-F
ARU updates                     every 2 hours                   M-Su
Chargebacks                     9:30pm                          M-F
ACH returned                    between 3am and 5am             M-F
Approved                        9:45am and 4:45pm               M-Su
Declines                        9:45am and 4:45pm               M-Su
TE400                           11:30am and 7:30pm              M-Su




First Virtual to EDS



                                Production
Report                          Time                            Day(s)
-----------------------------------------------------------------------------
Bauths                          every hour                      M-Su
Deposits                        11:00am and 7:00pm              M-Su
ACH out                         9:00am and 7:00pm               M-F

                                 AMENDMENT ONE
                                   SCHEDULE C
                                 FIRST VIRTUAL
                                    PRICING

MONTHLY TRANSACTION CHARGE:
---------------------------

A1.  ASSESSED ON EACH AUTHORIZATION/BETWEEN

     0         -    5,000,000                           0.04
     5,000,001 -   10,000,000                           0.04 OR LESS

A2.  EACH SETTLEMENT

     5,000,000                                          0.04
     10,000,000                                         0.04 OR LESS

B.   ELECTRONIC BATCH HEADER
     1 PER FILE                                         0.10

C.   ACH TAPE SETTLEMENT FEE/PER MONTH/PER TYPE OF FILE

                                                        250.00

D.   ON-LINE MERCHANT STATEMENT FEE PER MONTH           0.025

E.   MERCHANT ACCOUNT ON FILE PER MONTH                 0.40

F.   RETRIEVAL REQUEST                                  2.00


ADDITIONAL CHARGES
------------------

BUYER ACCOUNT SET UP FEE                                0.46

SELLER CHECK HANDLING                                   0.50


NOTE:  BUYER SETTLEMENT FEES INCLUDE THE 0.04 TRANSACTION PROCESSING FEE.

PASS THROUGH EXPENSES

ACH ORIGINATION
TELECOMMUNICATIONS
POSTAGE
CARD PLASTIC STOCK
NON-STANDARD STATIONARY STOCK
NETWORK ASSESSMENTS, INTERCHANGE AND OTHER CHARGES
TRAVEL AND LIVING EXPENSES INCURRED IN SUPPORT OF THE
CUSTOMER
COURIER CHARGES
NO MONTHLY MINIMUM